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                                                                  Exhibit 15(b)


                  [Letterhead of PricewaterhouseCoopers]





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

December 4, 2000



Commissioners:

We are aware that our report dated November 20, 2000 on our review of interim financial information of National Grid Group plc for the six month period ended September 30, 2000 filed on form 6-K dated November 21, 2000, is incorporated by reference in the Registration Statement of New National Grid plc dated December 4, 2000.

Yours faithfully

/s/ PricewaterhouseCoopers
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PricewaterhouseCoopers